UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2017

FORESIGHT ENERGY LP

(Exact name of registrant as specified in its charter)

Delaware	001-36503	80-0778894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 North Broadway

Suite 2600

Saint Louis, MO 63102

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (314) 932-6160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

 On March 7, 2017, Foresight Energy LP (the “Partnership”) issued a press release announcing that Foresight Energy LLC, a Delaware limited liability company (the “Issuer”), and Foresight Energy Finance Corporation, a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”) (both wholly owned subsidiaries of the Partnership), have commenced a private offering of $500,000,000 aggregate principal amount of second lien senior secured notes (the “New Notes”).

In the event that the offering of the New Notes and certain other transactions are consummated, Murray Energy Corporation (“Murray Energy”) is expected to exercise its option (the “FEGP Option”) to acquire an additional 46% voting interest in Foresight Energy GP LLC, a Delaware limited liability company and the general partner of the Partnership (“FEGP”), from Foresight Reserves LP (“Reserves”) and Michael J. Beyer (“Beyer”) pursuant to the terms of that certain option agreement, dated April 16, 2015, among Murray Energy, Reserves and Beyer, as amended, thereby increasing Murray Energy’s voting interest in FEGP to 80%.

Should the FEGP Option be exercised (i) Christopher Cline has indicated that he will resign as a director of FEGP, (ii) Murray Energy has indicated that it will appoint Robert Edward Murray as a director of FEGP, (iii) it is expected that Robert D. Moore will become chairman of FEGP’s board of directors and (iv) it is expected that Paul Vining will remain on the board of directors of FEGP. Robert Edward Murray is 43 years old and since February 2015 has been the Executive Vice President—Marketing and Sales of Murray Energy.

In accordance with general instruction B.2 to Form 8-K, the information contained in this Item 7.01 Regulation FD Disclosure is being “furnished” and not “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under such section. Furthermore, such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified as being incorporated therein by reference.

Item 8.01 Other Events.

The Issuers announced the offering of the New Notes in a press release, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

The Issuers are offering the New Notes only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, only to non-U.S. investors pursuant to Regulation S. Any New Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or in a transaction not subject to the registration requirements of the Securities Act or any state securities laws. This Current Report on Form 8-K (this “Current Report”) does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. This Current Report does not constitute a notice of redemption with respect to any of the Issuers’ securities.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report contains, and oral statements made from time to time by our representatives may contain, forward-looking statements regarding, among other things, our expected financial results and our expectations regarding possible financing transactions . You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “intends,” “plans,” “estimates,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “anticipates,” “foresees,” or the negative version of these words or other comparable words and phrases. Any forward-looking statement speaks only as of the date on which we make it and is based upon our historical performance and on current plans, estimates and expectations. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that the future developments affecting us will be those that we anticipate.

Our future results and financial condition may differ materially from those we currently anticipate as a result of the various factors, many of which are outside our control. Furthermore, the successful consummation of the transactions described herein on the terms described herein, or at all, is subject to, among other things, capital market conditions, agreement on principal terms between the parties, successful negotiation of definitive documentation and any conditions contained therein, all of which is not solely within our control. Other factors that could affect the foregoing include, but are not limited to, the market price for coal, the supply of, and demand for, domestic and foreign coal, competition from other coal suppliers, the cost of using the availability of other fuels, the effects of technological developments, advances in power technologies, the efficiency of our mines, the amount of coal we are able to produce from our properties, operating difficulties and unfavorable geologic conditions and other uncertainties. These factors should be read in conjunction with the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2016 (filed with the SEC on March 1, 2017).

You are cautioned not to place undue reliance on forward-looking statements, which are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

 Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release of Foresight Energy LP, dated March 7, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Foresight Energy LP
By:	Foresight Energy GP LLC,
its general partner
By:	/s/ Robert D. Moore
Robert D. Moore
President and Chief Executive Officer
Date: March 7, 2017

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release of Foresight Energy LP, dated March 7, 2017